Exhibit 4.6

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
OPGEN, INC.
WARRANT TO PURCHASE COMMON STOCK
No. ____________ ______________, 201_

Void After ______________, 20__
THIS CERTIFIES THAT, for value received, _____________, with its principal office located at _________________, or its assigns (the “Holder”), is entitled to subscribe for and purchase from OpGen, Inc., a Delaware corporation, with its principal office at 708 Quince Orchard Road, Gaithersburg, Maryland 20878 (the “Company”), the Exercise Shares (as defined below) at the Exercise Price (as defined below).
1.            DEFINITIONS.  As used herein, the following terms shall have the following respective meanings:

1.1            “Acceleration Event” means (i) a Deemed Liquidation Event, or (ii) an IPO (as defined in Section 7); provided, however, that a transaction shall not constitute an Acceleration Event if its sole purpose is to change the state of the Company’s incorporation.  Notwithstanding the prior sentence, the sale of shares of capital stock of the Company in a financing transaction other than in IPO shall not be deemed an “Acceleration Event.”

1.2             “Deemed Liquidation Event” has the meaning set forth in the Restated Certificate.

1.3            “Exercise Period” means the period commencing on the date hereof and ending _____________, 20__, unless sooner automatically exercised pursuant to Section 7 below. In the event the Company proposes to consummate an Acceleration Event, this Warrant shall be deemed to have occurred immediately prior to the consummation of such Acceleration Event pursuant to Section 7.

1.4            “Exercise Price” means $_____ per share.

1.5            “Exercise Shares” means _____________ (__________) shares of Common Stock purchasable upon exercise of this Warrant or issuable upon conversion of this Warrant.  Notwithstanding the foregoing, this Warrant shall become fully vested immediately prior to the consummation of an Acceleration Event.

1.6            “Restated Certificate” means the Ninth Amended and Restated Certificate of Incorporation of the Company, as the same may be further amended, or amended and restated.

1.7            “Common Stock” means the Company’s Common Stock, par value $0.01 per share.

2.            EXERCISE OF WARRANT.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

2.1            an executed Notice of Exercise in the form attached hereto;

2.2            payment of the Exercise Price either (i) in cash or by check, (ii) by cancellation of indebtedness, (iii) by net exercise pursuant to Section 2.4 or (iv) any combination of the foregoing; and

2.3            this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.  In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.
The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
2.4            Net Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)
            A

Where X=                          the number of Exercise Shares to be issued to the Holder

Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A =	the fair market value of one Exercise Share (at the date of such calculation)
B =	Exercise Price (as adjusted to the date of such calculation)
For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.4 in connection with the IPO (as defined in Section 7), the fair market value per share shall be the per share offering price to the public in the IPO.
3.	COVENANTS OF THE COMPANY.
3.1            Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of Exercise Shares to provide for the exercise of the rights represented by this Warrant, and a sufficient number of the Company’s Common Stock issuable upon conversion of such Exercise Shares.  If at any time during the Exercise Period the number of authorized but unissued Exercise Shares shall not be sufficient to permit exercise of this Warrant, or the number of authorized but unissued Common Stock is insufficient to permit the issuance of such Common Stock upon conversion of the Exercise Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Exercise Shares or Common Stock to such number of shares as shall be sufficient for such purposes.

3.2            Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right; the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.	REPRESENTATIONS OF HOLDER.
4.1            Acquisition of Warrant for Personal Account.  The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof.  The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2            Corporate Information.  The Holder has had the full and complete opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the full and complete opportunity to review the Company’s operations and facilities.  The Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions herein.

4.3            Economic Risk and Protection of Interest.

(a)            The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  The Holder must bear the economic risk of this investment indefinitely unless the Exercise Shares are registered pursuant to the Securities Act of 1933, as amended (the “Act”), or an exemption from registration is available.  The Holder understands that the Company has no present intention of registering the Exercise Shares.  The Holder also understands that there is no assurance that any exemption from registration under the Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of the Warrant or the Exercise Shares under the circumstances, in the amounts or at the times the Holder might propose.

(b)            The Holder represents that by reason of its, or of its management’s, business or financial experience, the Holder has the capacity to protect its own interests in connection with the transactions contemplated herein.  Further, the Holder is aware of no publication of any advertisement in connection with the transactions contemplated herein.

4.4	U.S. Purchasers.
(a)            Securities Are Not Registered.

(i)            The Holder understands that the Warrant and the Exercise Shares have not been registered under the Act on the basis that no distribution or public offering of the stock of the Company is to be effected.  The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  The Holder has no such present intention.

(ii)            The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.  The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(iii)            The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold not exceeding specified limitations.  Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

(b)            Accredited Investor.  The Holder represents that it is an “accredited investor” within the meaning of Regulation D under the Act.

4.5            Foreign Holder.  The Holder is not a “U.S. Person” (as defined under Regulation S under the Act) and represents that the Warrant and the Exercise Shares to be purchased by the foreign Holder will be acquired for investment for the foreign Holder’s own account, not as a nominee or agent, and not for the account or benefit of, a U.S. Person, and not with a view to the resale or distribution of any part thereof in the United States and that the foreign Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(a)            The foreign Holder understands that the Warrant and the Exercise Shares are not registered under the Act on the ground that the sale provided for in the Agreement and the issuance of securities thereunder is exempt from registration under the Act pursuant to Regulation S thereof, and that the Company’s reliance on such exemption is predicated on the foreign Holder’s representations set forth herein.  The foreign Holder hereby agrees to resell the Warrant and the Exercise Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an exemption from registration.  The foreign Holder further agrees not to engage in hedging transactions with regard to such Warrant and Exercise Shares unless in compliance with the Act.

(b)            Such foreign Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Warrant and the Exercise Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Warrant and the Exercise Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Warrant or the Exercise Shares.  Such foreign Holder’s subscription and payment for and continued beneficial ownership of the Warrant and the Exercise Shares will not violate any applicable securities or other laws of such Holder’s jurisdiction.

4.6            Residence.  If the Holder is an individual, then the Holder resides in the state or province identified in the address of the Holder set forth below; if the Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of the Holder in which its investment decision was made is located at the address or addresses of the Holder set forth herein.

4.7	Disposition of Warrant and Exercise Shares.
(a)            The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)            the Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)            there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)            the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

Notwithstanding anything to the contrary herein, the Holder may transfer or assign this Warrant, in whole or in part, without providing the Company an opinion of counsel or any other documentation to a charitable organization if the Company becomes the subject of foreign ownership, control or influence, provided that the Holder and transferee or assignee execute and deliver the Assignment Form (attached hereto) and the transferee signs an investment letter with the representations set forth in paragraph 3 of the attached Notice of Exercise form.
(b)            The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5.            ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES.  In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6.            FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.            EARLY EXERCISE.  In the event of, at any time during the Exercise Period, an initial public offering of securities of the Company registered under the Act (an “IPO”), or Deemed Liquidation Event, the Company shall provide to the Holder twenty (20) days advance written notice of such IPO or Deemed Liquidation Event, and this Warrant shall be deemed exercised pursuant to Section 2 immediately prior to the date such IPO is closed or the occurrence of such Deemed Liquidation Event.

8.            TRANSFER OF WARRANT.  Upon the written consent of the Company, and subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.  The transferee shall sign an investment letter with the representations set forth in paragraph 3 of the attached Notice of Exercise form.

9.            NO STOCKHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.            LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11.            NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) when read by electronic mail (sender shall received a read by recipient confirmation), (d) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address listed on the signature page, or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

12.            ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.            GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware.  THE COMPANY AND THE HOLDER HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS WARRANT AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

14.            AMENDMENT AND WAIVER.  Any term of this Warrant may be amended or waived with the written consent of (a) the Company and (b) the Holder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as the date first written above.

OPGEN, INC.

By:_________________________________
Name:
Title:

Address:      708 Quince Orchard Road
                    Gaithersburg, Maryland 20878

Holder:
Number of Shares:
Date:

[Signature Page to Common Stock Warrant]

NOTICE OF EXERCISE

TO: OPGEN, INC.

(1)            The undersigned hereby elects to purchase ________ shares of the Common Stock of OpGen, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
             The undersigned hereby elects to purchase ________ shares of the Common Stock of OpGen, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.
(2)            Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:
_______________________
(Name)
_______________________
_______________________
 (Address)
(3)            The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.
________________________________	_____________________________________
(Date)	(Signature)
_____________________________________
(Print Name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and
supply required information.  Do not use this form to
purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to
Name:
(Please Print)
Address:
(Please Print)

Dated: _________ , 20___

Holder’s
Signature: ___________________________________________________

Holder’s
Address: ___________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.